UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2007

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50298

(Commission File Number)

98-0376008

(IRS Employer Identification No.)

2 Elza Street, Jerusalem, Israel 93706

(Address of principal executive offices and Zip Code)

972-54-790-9058

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 1, 2007 we entered into employment agreements with KNRY Ltd. (“KNRY”), an Israeli company owned by Nadav Kidron, which will provide employment services of Nadav Kidron and Dr. Miriam Kidron to our company.

Item 8.01 Other Events

Effective August 1, 2007 we agreed to reimburse the amount of $7500 per month plus $3200 per month as payment for compensation and expenses to KNRY for providing management services of Nadav Kidron to our company from January 1, 2007 to July 31, 2007. We also agreed to reimburse $7500 per month plus expenses as payment for compensation and expenses to KNRY for providing management services of Dr. Miriam Kidron to our company from January 1, 2007 to July 31, 2007.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1 Employment Agreement with KNRY Ltd. (Nadav Kidron)

10.2 Employment Agreement with KNRY Ltd. (Dr. Miriam Kidron)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

/s/ Nadav Kidron

Nadav Kidron

President, CEO and Director

Date: August 27, 2007